Exhibit 10.9

Translation:

Foreign Currency Loan

_______________________________________________________________________________________________________________________

I/We the undersigned

Debtor

Liqtech A/S, c/o Liqtech International A/S

Industriparken 22 C, DK-2750 Ballerup

hereby acknowledge to owe to

Creditor

Sydbank A/S

Sct. Jacobsvej 5, DK-2750 Ballerup

the amount stated below

Principal

USD ***475,000.00****

on the terms and conditions set forth below.

Repayment

The loan will be written down by USD 25,000.00 every quarter, the first time being 30 December 2011.

Regular transfer

Instalments and interest may be debited to account no 6814 1047842 subject to the availability of funds.

Interest and

Interest is calculated in arrears and is payable every quarter, the first time being 30 December2011. The interest commission

payment period may be changed in connection with the interest payment dates. 1, 2, 3, 6 or 12 months may be applied.

The interest rate is Sydbank’s lending rate plus a margin of 3.5000 percentage points until 30 December 2011, after which date a new rate will be fixed every quarter.

The margin is variable and may be changed by the Bank in connection with the interest payment dates.

The debit interest rate is calculated on a 365-day/360-day basis.

Termination

Special terms and conditions apply. See overleaf.

Collateral

As regards collateral which has been provided to the Bank by way of charge, guarantee (primary and secondary liability), assignment etc which covers this debt, reference is made to the separate documents concerning collateral.

Terms and

The loan will further be subject to the general terms and conditions attached overleaf as well as the Bank’s Terms conditions

and Conditions.

A copy of this document has been provided on the signing of the document.

I/We the undersigned hereby declare that the proceeds of the loan will be used for commercial purposes.

Signature

As debtor:

____________________________________________________________

Place and date

Liqtech A/S

Signed in the

Name:

Name:

presence of

Address:

Address:

Postal code/Town:

Postal code/Town:

Signature:

Signature:

Translation:

Foreign Currency Loan

_______________________________________________________________________________________________________________________

Termination

Special terms and conditions apply if payment is effected before the agreed date within the fixed-rate period. Consequently the debtor may pay more than the outstanding loan balance at the time of repayment.

Compensation will be calculated as follows:

- The remaining instalments and interest during the fixed-rate period discounted to the repayment date at Sydbank's deposit rate for the residual term of the fixed-rate period and form of repayment. If the life of the loan exceeds the fixed-rate period, the outstanding loan balance will be discounted to the repayment date at the same interest rate as above on expiry of the fixed-rate period.

- From this amount will be deducted the outstanding loan balance including accrued interest.

No adjustment will be made if Sydbank's deposit rate for the residual term and form of repayment is higher than the interest rate payable by the debtor.

If the loan can be considered due for repayment according to clause 1 of the general terms and conditions of currency loans and Sydbank's deposit rate for the residual term and form of repayment is below the interest rate payable by the debtor, the debtor must pay compensation calculated as above.

The Bank may terminate the loan at a notice of fourteen days. In the event of termination by the Bank the debtor is not obliged to pay any compensation.

General terms and conditions of loans

1.

Default

Any agreed notice of termination notwithstanding, the Bank may consider the business transactions under these presents as having fallen due for repayment without notice if:

a.

any amount under these presents is not paid in due time, or the debtor’s circumstances change significantly to the detriment of the Bank,

b.

the debtor or a guarantor assuming primary or secondary liability:

1.

is subjected to individual legal proceedings by way of execution or attachment

2.

suspends his payments

3.

is taken over by the bankruptcy court

4.

enters into negotiations for a composition or debt restructuring

5.

dies

6.

takes up permanent residence abroad

7.

ceases to exist through a merger with another company

8.

defaults in whole or in part on his other business transactions with the Bank.

2.

Special payments

In addition to the amount owing, interest and commission as well as postage expenses, the Bank may claim the following special payments from the debtor:

a.

the Bank's expenses in case of default on the loan, including a fee fixed by the Bank for sending reminders,

Translation:

Foreign Currency Loan

_______________________________________________________________________________________________________________________

b.

custody account fees and postage expenses,

c.

the Bank's expenses in connection with safeguarding its interests as chargee in relation to the security provided, including any outlays for insurance premiums,

d.

the Bank's expenses incurred for the purpose of replying to statutory enquiries from public authorities about the loan, including a fee fixed by the Bank for making photocopies of documentation and transcripts,

e.

penalty interest/overdraft commission as fixed by the Bank on overdue payments/overdrafts.

f.

Payment of interest and instalments must be made in the currency in which the loan is outstanding and must be made to the Bank or to the Bank’s correspondent bank as the Bank may direct. Amounts falling due for payment on a day when the Bank or its correspondent bank is closed for business are payable on the banking day immediately following such day.

Payment must be made without any deduction of direct or indirect taxes imposed by the Danish government or by any other Danish or foreign authorities, irrespective of the nature of such direct or indirect taxes.

Any costs incurred by the Bank as a consequence of this loan must be paid by the debtor.

3.

Enforcement

This instrument of debt may serve as the basis of enforcement, and the date of enforcement is fixed at four weekdays, cf section 478 of the Danish Administration of Justice Act.

4.

Jurisdiction

Actions concerning these presents may, if the Bank so wishes, be brought before the court in the judicial district where the Bank or its account-holding branch is located, subject to summons and notice applying to the inhabitants of that district; the Bank may also have such cases tried and decided at a local court irrespective of the scope of the subject-matter. Danish law or the legislation at the place of the debtor’s address will apply at the Bank’s discretion.

5.

Interest payment terms and conditions

If repayment of this loan is effected by means of fixed instalments and interest and the rate of interest changes so that the original repayment period is extended considerably in the opinion of the Bank, the Bank is entitled to increase the instalments and interest so that the original repayment period is maintained.

As a rule loans are granted as floating-rate loans. Moreover subject to agreement a range of the Bank’s loan products can be granted as fixed-rate loans or adjustable-rate loans. If the Bank grants an adjustable-rate loan the interest rate will be fixed on the payment dates of this instrument of debt and unless provided otherwise the interest rate will be based on Sydbank’s lending rate at the time of the interest rate adjustment plus the Bank’s margin. The debtor will be notified in writing every time the interest rate is adjusted.

Sydbank's lending rate is the lending rate that is available to the Bank in the market at any given time.

6.

Change of currency

With the consent of the Bank the debtor may change the principal/outstanding balance of the loan in full or in part within the currencies as determined in the instrument of debt. The debtor must notify the Bank of any change of currency at a notice of no less than four international banking days prior to the expiry of any interest payment period. The change will be implemented at the exchange rates and fees of the Bank at the date of the exchange. The repayment provisions of the instrument of debt will be amended in accordance with the new currency.

Following a change of currency the debtor will be notified in writing about the exchange rate, nominal amount of repaid and new currency principal/outstanding balance of the loan, charges, new interest rate and interest payment periods.

A separate account is used for each currency. In this connection the Bank may open on behalf of the debtor a new account with a new account number. The above changes notwithstanding the provisions of this instrument of debt will remain in force.

Translation:

Foreign Currency Loan

_______________________________________________________________________________________________________________________

7.  Financial statements

The Bank is entitled to receive the debtor’s financial statements.

8.

Validation

All credit/debit entries will be validated under the Bank’s rules in force from time to time.

9.

Set-off

The Bank is entitled to set off without notice any outstanding amount under these presents, due or not due, against any credit balance – in DKK and in foreign currency – which the debtor has or may later acquire with the Bank, including any and all of the Bank’s domestic and foreign branches and departments, regardless of whether such credit balance is due for payment.

10. Close-out netting

a. Events of close-out netting

The Bank may demand close-out netting in the event of default, see clause 1.

b. Outstanding amounts subject to close-out netting

Close-out netting may be applied to any present and future obligation (see clause 10c) between the debtor and the Bank that allows for:

-

cash settlement including account balances, rights acquired by assignment from a third party and claims acquired by means of cheques and bills of exchange. Account balances excluded from legal proceedings will not form part of close-out netting. Any other claims will form part of the close-out netting to the extent that repayment thereof can be demanded, including by reason of default or other cause of termination in accordance with this or other agreements.

-

the delivery of securities as defined in section 2 of the Danish Securities Trading etc Act – eg the return of securities that have been transferred as collateral or for which there has been a transfer of title to the Bank, including the return of non-individualised securities in accordance with the financial collateral arrangement. The return of securities which the Bank has received for safe custody only may not form part of close-out netting.

c. Close-out netting according to other agreements

Claims covered by master agreements between the debtor and the Bank on currency, interest rate, index and securities transactions will be subject to close-out netting in accordance with such agreements.

d. Joint close-out netting

If close-out netting of obligations under master agreements or any other agreement is to be effected concurrently with close-out netting according to this provision, the balances according to such agreements may, if the Bank so wishes, form part of the close-out netting under these presents to allow for joint close-out netting.

e. Application of close-out netting

When the Bank applies close-out netting, the present value of the outstanding amounts of the Bank and of the debtor will be made up in DKK or any other agreed currency. Outstanding amounts of the Bank and of the debtor will be set off to constitute one net outstanding amount. Outstanding amounts secured by financial collateral arrangements and any other collateral agreement will be reduced by the proceeds of realised collateral. The calculated outstanding amounts will thus form part of the close-out netting.

Translation:

Foreign Currency Loan

_______________________________________________________________________________________________________________________

The present value of outstanding amounts of the Bank in respect of credit facilities, such as loans and facilities, is the total debt outstanding on the date of calculation including unpaid interest charged plus interest accrued but not charged and costs. The calculation will include compensation for any capital and exchange loss in connection with early repayment and provisionally calculated claims in respect of obligations that can be calculated at a later date, eg guarantee commitments.

The present value of the debtor’s account balances with the Bank is the total account balance on the date of calculation plus interest accrued but not charged.

The present value of claims in respect of currency, interest rate, index and securities transactions and of claims for the return of securities provided as collateral in accordance with the financial collateral arrangement will be marked to market at the date of calculation including trade margins and costs.

f. Notification of close-out netting

In connection with close-out netting the Bank will send a notification to the debtor stating the time of the close-out netting.

g. Subsequent adjustment

The Bank may subsequently adjust the close-out netting balance with:

-

the proceeds of collateral realised at a later date

-

final claims in respect of obligations that can be calculated only at a later date, eg guarantee commitments

-

payments and collateral subsequently received by the Bank unless the Bank knew or should have known that bankruptcy proceedings had been initiated in respect of the debtor or the guarantor assuming primary or secondary liability

-

claims that subsequently fall due for payment.

Valid from 1 November 2010

Translation

The above is a translation of the Danish “Valutalån”. In case of doubt the Danish original will apply.

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